Money Manager Agreement

	This Agreement is between the TIFF Investment Program, Inc. ("TIP"), a Maryland Corporation, for its TIFF Multi-Asset Fund and such other of its Funds as TIP may from time to time allot assets for management under this agreement (hereafter, the "Fund"), and Grantham, Mayo, Van Otterloo & Co. LLC (hereafter, the "Manager") and is effective as of January 7, 1997 (the "Effective Date").

Recitals

	TIP is a non-diversified open-end management investment company registered under the Investment Company Act of 1940 (the "1940 Act"); and

	The Fund wishes to retain the Manager to render advisory services to the Fund, and the Manager is willing to render those services.

	Now, therefore, the parties agree as follows:

1.	Managed Assets

	The Manager will provide investment management services with respect to assets placed with the Manager on behalf of the Fund from time to time. Such assets, as changed by investment, reinvestment, additions, disbursements of expenses, and withdrawals, are referred to in this Agreement as the "Managed Assets." The Fund may make additions to or withdraw all or any portion of the Managed Assets from this management arrangement at any time.

2.	Appointment and Powers of Manager; Investment Approach

	(a)	Appointment.  TIP, acting on behalf of the Fund, hereby appoints the Manager to manage the Managed Assets for the period and on the terms set forth in this Agreement. The Manager hereby accepts this appointment and agrees to render the services herein described in accordance with the Manager Profile (appended to this Agreement as Schedule II) and Investment Guidelines (appended to this Agreement as Schedule III, (together, the "Investment Approach") as such approach may be elaborated, amended, and refined with the mutual consent of Foundation Advisers, Inc. ("FAI"), acting on behalf of the Fund, and the Manager.

	(b)	Powers.  Subject to the supervision of the Board of Directors of
TIP and subject to the supervision of FAI, the Manager shall direct investment of the Managed Assets in accordance with the Manager's Investment Approach.
The Fund grants the Manager authority to:

		(i)	Acquire (by purchase, exchange, subscription, or otherwise), hold and dispose (by sale, exchange or otherwise)
investments and other securities;

		(ii)	Determine what portion of the Managed Assets will be held
uninvested; and

		(iii)	Enter into such agreements and make such representations
(including representations regarding the purchase of securities for investment) as may be necessary or proper in connection with the performance by the Manager of its duties hereunder.

	(c)	Power of Attorney.  To enable the Manager to exercise fully
discretion granted hereunder, TIP appoints the Manager as its attorney-in-fact to invest, sell, and reinvest the Managed Assets as fully as TIP itself could do. The Manager hereby accepts this appointment.

	(d)	Voting.  The Manager shall be authorized to vote on behalf of the
Fund any proxies relating to the Managed Assets, provided, however, that the Manager shall comply with any instructions received from the Fund as to the voting of securities and handling of proxies.

	(e)	Independent Contractor.  Except as expressly authorized herein, the Manager shall for all purposes be deemed to be an independent contractor and shall have no authority to act for or to represent TIP, the Fund or FAI in any way or otherwise to be an agent of any of them.

	(f)	Reporting.	The Manager shall furnish to TIP such information as
TIP reasonably may require to complete and submit any filing required by any applicable state or federal securities law or regulation.

3.	Requirements; Duties

	(a)	Requirements.  In performing services for the Fund and otherwise discharging its obligations under this Agreement, the Manager shall conform its actions to the provisions in the following documents (referred to collectively in this Agreement as the "Requirements"):

		(i)	The Articles of Incorporation and By-Laws of TIP;

	 	(ii)	TIP's Registration Statement, on Form N-1A, as amended from
time to time ("the "Registration Statement"), including the
Investment Approach set forth therein;

		(iii)	The 1940 Act, the Internal Revenue Code of 1986, as amended, and all other applicable federal and state laws and
regulations which apply to the Manager in conjunction with
performing services for the Fund, if any;

		(iv)	Written instructions and directions of the Board of
Directors of TIP;

		(v)	Written instructions and directions of FAI; and

		(vi)	The Manager's Investment Guidelines, which shall be amended
from time to time through mutual agreement by the Manager
and FAI.

	The Manager only shall be responsible for complying with those requirements specified in this Paragraph 3 to the extent it has received from TIP or FAI written instructions or directions or the document that contains or states such requirements, other than the 1940 Act or the Internal Revenue Code of
1986.  Further, to the extent that the Managed Assets are invested in investment companies for which the Manager is the investment adviser ("GMO
Mutual Funds"), the Manager shall only be responsible for complying with the requirements of this Paragraph 3 with respect to investments made by the
Manager of Managed Assets in such GMO Mutual Funds, but not be responsible for such requirements with respect to investments made by the GMO Mutual Funds, it being understood that the investment policies of the GMO Mutual Funds are governed exclusively by the prospectus in effect from time to time relating to the GMO Mutual Funds.

	(b)	Responsibility with Respect to Actions of Others.  TIP places the investment portfolio of each of its Funds, including the Fund, with one or more investment managers. To the extent the applicability of, or conformity with, Requirements depends upon investments made by, or activity of, managers other than the Manager, the Manager agrees to comply with such Requirements:
(i) to the extent that such compliance is within the Manager's Investment Guidelines and (ii) to the extent that the Manager is provided with information sufficient to ascertain the applicability of such Requirements.
If it appears to the Fund at any time that the Fund may not be in compliance with any Requirement and the Fund so notifies the Manager, the Manager shall promptly take such actions not inconsistent with applicable law as the Fund may reasonably specify to effect compliance.

	(c)	Responsibility with Respect to Performance of Duties.  Except as permitted by Paragraph 7 of this Agreement, in performing its duties under this Agreement, the Manager will act solely in the interests of the Fund and shall use reasonable care and its best judgment in matters relating to the Fund. The Manager will not deal with the Managed Assets in its own interest or for its own account, except that the Manager may invest the Managed Assets in registered investment companies to which it serves as investment adviser, and it may receive an investment advisory fee for such services.

4.	Recordkeeping and Reporting

	(a)	Records.  The Manager shall maintain proper and complete records relating to the furnishing of investment management services under this Agreement, including records with respect to the securities transactions for the Managed Assets required by Rule 31a-1 under the 1940 Act. All records maintained pursuant to this Agreement shall be subject to examination by the Fund and by persons authorized by it during reasonable business hours upon reasonable notice. Records required by Rule 31a-1 maintained as specified above shall be the property of the Fund; the Manager will preserve such records for the periods prescribed by Rule 31a-2 under the 1940 Act and shall surrender such records promptly at the Fund's request. Upon termination of this Agreement, the Manager shall promptly return records that are the Fund's property and, upon demand, shall make and deliver to the Fund true and complete and legible copies of such other records maintained as required by this Section 4(a) as the Fund may request. The Manager may retain copies of records furnished to the Fund.

	(b)	Reports to Custodian.  The Manager shall provide to the Fund's custodian and to the Fund on each business day information relating to all transactions concerning the Managed Assets.

	(c)	Other Reports.  The Manager  shall render to the Board of
Directors of TIP and to FAI such periodic and special reports as the Board or FAI may reasonably request.



5.	Purchase and Sale of Securities

	(a)	Selection of Brokers.  The Manager shall place all orders for the purchase and sale of securities on behalf of the Fund with brokers or dealers selected by the Manager in conformity with the policy respecting brokerage set forth in the Registration Statement. Neither the Manager nor any of its officers, employees, or any of its "affiliated persons", as defined in the 1940 Act, will act as principal or receive any compensation in connection with the purchase or sale of investments by the Fund other than those fees provided for in Section 6 hereof. The Manager will not be liable to Client for any acts or omissions made by the Administrator, Custodian or other service provider to the Fund, unless such liability resulted from acts or omissions of the Manager or from information from the Manager.

	(b)	Aggregating Orders.  On occasions when the Manager deems the purchase or sale of a security to be in the best interest of the Fund as well as other advisory clients of the Manager, the Manager, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be so sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of securities so purchased or sold, as well as the expense incurred in the transaction, will be made by the Manager in the manner it considers to be most equitable and consistent with its fiduciary obligations to the Fund and its other advisory clients.

6.	Management; Expenses

	(a)	Management. The Manager agrees that it shall perform all of its duties and obligations as set forth under this Agreement without compensation. The Fund understands that the Manager will invest the Managed Assets in registered investment companies to which it serves as investment adviser and receive investment advisory fees for such services.

	(b)	Expenses.  The Manager shall furnish at its own expense all office facilities, equipment and supplies, and shall perform at its own expense all routine and recurring functions necessary to render the services required under this Agreement, including administrative, bookkeeping and accounting, clerical, statistical and correspondence functions. The Manager shall not have responsibility for calculating the net asset value of the Fund's portfolio or for conducting a daily reconciliation of the Fund's portfolio; however, the Manager will daily review the pricing of the Managed Assets with such information as is available to the Manager. The Fund shall pay directly, or, if the Manager makes payment, reimburse the Manager for, (i) custodial fees for the Managed Assets, (ii) brokerage commissions, issue and transfer taxes and other costs of securities transactions to which the Fund is a party, including any portion of such commissions attributable to research and brokerage services, and (iii) taxes, if any, payable by the Fund. In addition, the Fund shall pay directly, or, if the Manager makes payment, reimburse the Manager for, such non-recurring special out-of-pocket costs and expenses as may be authorized in advance by the Fund.

7.	Non-Exclusivity of Services

	 The Manager is free to act for its own account and to provide investment management services to others. The Fund acknowledges that the Manager and its officers and employees, and the Manager's other advisory clients may at any time have, acquire, increase, decrease or dispose of positions in the same investments which are at the same time being held, acquired for or disposed of under this Agreement for the Fund. Neither the Manager nor any of its officers or employees shall have any obligation to effect a transaction under this Agreement simply because such a transaction is effected for his or its own account or for the account of another advisory client. The Fund agrees that the Manager may refrain from providing any advice or services concerning securities of companies for which any officers, directors, partners or employees of the Manager or any of the Manager's affiliates act as financial adviser, investment manager or in any capacity that the Manager deems confidential, unless the Manager determines in its sole discretion that it may appropriately do so. The Fund appreciates that, for good commercial and legal reasons, material nonpublic information which becomes available to affiliates of the Manager through these relationships cannot be passed on to the Fund.


8.	Liability

	Manager shall not be liable to the Fund for any error of judgment, acts, omission, or mistake of law or any loss arising out of its obligations and duties in providing services under this Agreement, except that Manager shall be liable to the Fund for any loss resulting from Manager's willful misfeasance, bad faith, gross negligence or reckless disregard by Manager of its obligations and duties in providing services under this Agreement.
Manager shall not be held liable for any acts or omission of the Fund's Custodian or Administrator or any other third party, unless such liability resulted from acts or omissions of the Manager or information from the Manager. Nothing in this Agreement shall constitute a waiver or limitation of any rights which the Fund, TIP, or FAI may have under applicable state or federal laws, including the Investment Advisers Act of 1940.

The Fund understands that the Manager, in the performance of its obligations and duties under this Agreement, is entitled to rely in good faith upon the accuracy of the information furnished by, or on behalf of, the Fund, without further investigation.

9.	Representations

	(a)	The Manager represents to the Fund that the Manager is registered as an investment adviser under the Investment Advisers Act of 1940, that it has full power and authority to enter into and perform fully the terms of this Agreement, and that the execution of this Agreement on behalf of the Manager has been duly authorized and, upon execution and delivery, this Agreement will be binding upon the Manager in accordance with its terms.

	(b)	TIP represents to the Manager that it has full power and authority to enter into this Agreement, its execution and delivery of this Agreement on behalf of the Fund have been duly authorized and this Agreement represents the legal, valid and binding obligation of TIP, enforceable in accordance with its terms.

	(c) TIP acknowledges receipt of copies of the Manager's Form ADV and CTA Disclosure Document (if applicable).

	(d)	TIP hereby represents that TIP and the Fund are in full compliance with all applicable state and federal securities laws and regulations.

10.	Term

	This Agreement shall continue in effect for a period of two (2) years from the date hereof and shall thereafter be automatically renewed for successive periods of one (1) year each, provided such renewals are specifically approved at least annually in conformity with the requirements of the 1940 Act; provided however, that this Agreement may be terminated without the payment of any penalty by (a) the Fund, if a decision to terminate is made by the Board of Directors of the Fund or by a vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, or (b) the Manager, and in either case with at least 30 days' written notice from the terminating party and on the date specified in the notice of termination.

	The rights and obligations that are provided in section (f) of Paragraph 2 shall survive the cancellation, expiration or termination of this Agreement.

	This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

11.	Amendment

	Except as otherwise provided in this Agreement, this Agreement may be amended by mutual consent, but the consent of the Fund must be approved in conformity with the requirements of the 1940 Act and any order of the Securities and Exchange Commission that may address the applicability of such requirements in the case of the Fund.

12.	Notices

	Notices or other communications required to be given pursuant to this Agreement shall be deemed duly given when delivered in writing or sent by telecopy or three days after mailing registered mail postage prepaid as follows:

To TIP,	TIFF Investment Program, Inc.
the Fund,	c/o Foundation Advisers, Inc.
or both:	P.O. Box 5165
		Charlottesville, Virginia 22905
		Telecopy:  804-977-4479

The 		Grantham, Mayo, Van Otterloo & Co. LLC
Manager:	40 Rowes Wharf
		Boston, Massachusetts 02110
		Attention: Mason Smith
		Telecopy:  617-261-0134

	Each party may change its address by giving notice as herein required.

13.	Sole Instrument

	This instrument constitutes the sole and only agreement of the parties to it relating to its object and correctly sets forth the rights, duties and obligations of each party to the other as of its date. Any prior agreements, promises, negotiations or representations not expressly set forth in this Agreement are of no force or effect.

14.	Counterparts

	This Agreement may be executed in counterparts; each of which shall be deemed to be an original and all of which, taken together, shall be deemed to constitute one and the same instrument.




15.	Applicable Law

	This Agreement shall be governed by, and the rights of the parties arising hereunder construed in accordance with, the laws of the Commonwealth of Virginia without reference to principles of conflict of laws. Nothing herein shall be construed to require either party to do anything in violation of any applicable law or regulation.


16.	Change in Management or Control of Manager

	The Manager agrees to notify TIP and the Fund in writing of any changes in the membership of the Manager within a reasonable time period after such change.

IN WITNESS WHEREOF, the parties hereto execute this Agreement on and make it effective on the effective date specified in the first paragraph of this Agreement.

TIFF Investment Program, Inc.		Grantham, Mayo, Van Otterloo & Co. LLC



By:  						By: 				        _

Title: 	Asst. Treasurer			Title: